UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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BREDA TELEPHONE CORP.
(Name of Registrant as Specified In Its Charter)
____________________________________________
(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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May 3, 2010

Dear Shareholders:

You are cordially invited to the annual meeting of Breda Telephone Corp. at the Breda Legion Hall located at 208 Main, Breda, Iowa, on Tuesday, May 25, 2010, at 6:30 p.m.

The following documents are being provided to you along with this letter:

1.	Notice of Annual Meeting of Shareholders
2.	Proxy Statement
3.	Ballot
4.	2009 Annual Report
5.	Two ballot envelopes

If, however, you are the holder of only shares of the Class B Common Stock, your package does not include a ballot or ballot envelopes because the Class B Common Stock does not have voting rights on the matters to be presented at the meeting.

One item on the ballot is the Ratification of Appointment of Auditors.  Breda Telephone Corp.'s Board of Directors has retained Kiesling Associates LLP to act as independent auditors for Breda Telephone Corp. during 2010.  The other item on the ballot is the election of directors.  There are two candidates for the two director positions that need to be filled at this year's annual meeting.  Please complete your ballot and return it as instructed in the ballot.

We encourage your attendance at the annual meeting.  Some of the information mailed to you along with this letter will be covered at the annual meeting so please bring your package of information along to the meeting.

We look forward to seeing you at the annual meeting as we share information on Breda Telephone Corp.

Sincerely,

/s/Charles Thatcher
Charles Thatcher, President

BREDA TELEPHONE CORP.
_______________________

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
May 25, 2010
_______________________

To the Shareholders:

You are cordially invited to the annual meeting of the shareholders of Breda Telephone Corp.  that will be held at the Breda Legion Hall, 208 Main, Breda, Iowa, on Thursday, May 25, 2010, commencing at 6:30 p.m., for the following purposes:

1.	To elect two directors.

2.	To ratify the selection of Kiesling Associates LLP as Breda Telephone Corp.'s independent auditor for the fiscal year ending December 31, 2010.

3.	To transact such other business as may properly come before the meeting or any adjournment or postponement of the meeting.

Only shareholders of record as of the close of business on April 1, 2010, are entitled to notice of, and to vote at, the meeting or any adjournment or postponement of the meeting.

The accompanying Proxy Statement describes in more detail the matters to be acted upon at the meeting.

A copy of the 2009 Annual Report to Shareholders, which includes financial statements, is also enclosed.

The Proxy Statement and 2009 Annual Report are also available at www.westianet.com under the "Company" section of that website.

By Order of the Board of Directors,

/s/Neil Kanne
Neil Kanne
Secretary

Breda, Iowa
May 3, 2010

BREDA TELEPHONE CORP.
112 East Main
P.O. Box 190
Breda, Iowa 51436

PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 25, 2010

GENERAL INFORMATION

This Proxy Statement is being provided by Breda Telephone Corp. ("Breda") in connection with the annual meeting of the shareholders which will be held on May 25, 2010, commencing at 6:30 p.m., at the Breda Legion Hall, 208 Main, Breda, Iowa, and any adjournment or postponement thereof (the "Meeting").  If you need directions to the Breda Legion Hall, please call Breda at (712) 673-2311.

If a ballot is properly completed and timely returned, the shares it represents will be voted at the Meeting in accordance with the specifications provided in the ballot.  If a shareholder returns the ballot before the Meeting, but attends the Meeting and wants to change the shareholder's vote, the shareholder may do so by notifying the Secretary or another officer of Breda at the commencement of the Meeting.  The shareholder will then be provided with another ballot to complete and deliver to the Secretary at the Meeting.

This Proxy Statement and the accompanying ballot were first mailed to shareholders on or around May 3, 2010.  The cost of the preparation, distribution and handling of this Proxy Statement and the ballots will be borne by Breda.

The ballot is solicited on behalf of the Board of Directors of Breda, and is being provided to the shareholders by Breda in accordance with the Second Amended and Restated Bylaws of Breda.

To reduce the expenses of delivering duplicate proxy materials, Breda is taking advantage of the SEC’s "householding" rules that permit Breda to deliver only one set of proxy materials to shareholders who share an address unless Breda has received contrary instructions from one or more of those shareholders.  If you share an address with another shareholder and have received only one set of proxy materials, Breda will promptly deliver you a separate copy of the proxy materials upon your written or oral request.  You may request a separate copy of the proxy materials at no cost to you by calling Jane Morlok at (712) 673-8101 or by writing to Breda Telephone Corp., 112 East Main, P.O. Box 190, Breda, Iowa  51436, Attn:  Jane Morlok.  For future annual meetings, you may request separate proxy materials, or request that Breda send only one set of proxy materials to you if you are receiving multiple copies, by calling (888) 508-2946 or writing to Ms. Morlok at the address given above.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on May 25, 2010.

This Proxy Statement and the 2009 Annual Report are available at www.westianet.com under the "Company" section of that website.

VOTING SECURITIES

Only shareholders of record as of the close of business on April 1, 2010 will be entitled to notice of, and to vote at, the Meeting.

Breda's authorized stock consists of Class A Common Stock, no par value, and Class B Common Stock, no par value.  The Class B Common Stock generally has no voting rights.  The Class A Common Stock is comprised of three series, Series 1, Series 2 and Series 3.

As of April 1, 2010, Breda had the following outstanding shares of stock:  (i) 2,827 shares of the Series 1 Class A Common Stock, which were held by 76 different shareholders, (ii) 23,158 shares of the Series 2 Class A Common Stock, which were held by 514 different shareholders, (iii) 47 shares of the Series 3 Class A Common Stock, which were held by 19 different shareholders, and (iv) 4,819 shares of the Class B Common Stock, which were held by 133 different shareholders.

Breda had a total of 684 shareholders as of April 1, 2010.  Some of the shareholders own shares of more than one of the series of the Class A Common Stock and/or also own Class B Common Stock, and that is why the total number of shareholders noted in the preceding paragraph exceeds 684.

Each Series 1 and Series 2 Class A Common Stock shareholder is entitled to only one vote on all matters presented to the shareholders, regardless of the number of shares of the Series 1 or Series 2 Class A Common Stock owned by the shareholder.  Each Series 3 Class A Common Stock shareholder is entitled to one vote for each share of the Series 3 Class A Common Stock owned by the shareholder on all matters presented to the shareholders.  The Series 1 Class A Common Stock, Series 2 Class A Common Stock and Series 3 Class A Common Stock will vote as a single voting group on both of the matters which will be presented to the shareholders at the Meeting.  The Class B Common Stock does not have any voting rights on either of the matters which will be presented to the shareholders at the Meeting.

The Series 1 Class A Common Stock, Series 2 Class A Common Stock and Series 3 Class A Common Stock are collectively referred to in this Proxy Statement as the "Class A Common Stock".  Any references in this Proxy Statement to a "shareholder" mean a Series 1 Class A Common Stock shareholder, a Series 2 Class A Common Stock shareholder or a Series 3 Class A Common Stock shareholder, and any references to the "shareholders" are to all of the Class A Common Stock shareholders.

Any number of shareholders present in person or represented by proxy or ballot at the Meeting will constitute a quorum of the shareholders for purposes of the Meeting.

 If a quorum exists, directors will be elected by a plurality of the votes cast.  If a quorum exists, shareholder action on the ratification of the selection of Breda's independent auditor will be approved if the votes cast favoring the action exceed the votes cast opposing the action.

Votes withheld and abstentions and broker non-votes represented at the Meeting will be counted for quorum purposes, but will not be counted as votes cast for or against either of the matters to be voted upon at the Meeting.

Under Breda's Second Amended and Restated Bylaws, voting by shareholders on any question or in any election is required to be taken by written ballot as described in this paragraph.  The written ballot must be mailed by regular mail to the shareholders entitled to vote on the matter in question, along with two envelopes.  One of the envelopes must be marked "Ballot", and the other must be a self-addressed, stamped envelope addressed to a post office box in Carroll, Iowa.  The return envelope must have a control number on the envelope which has been assigned to the shareholder in question.  All shareholders will be requested to use those envelopes to mail the written ballot to the post office box in Carroll, Iowa, but a shareholder may deliver the written ballot in person at the meeting in question.    If a shareholder mails a written ballot to the post office box in Carroll and attends the meeting in question and wants to withdraw the shareholder's written ballot or change the shareholder's vote from that indicated on the shareholder's written ballot, the shareholder will be allowed to do so by notifying the secretary or another officer of Breda at the commencement of the meeting.  In that case, the shareholder will be provided with another written ballot to complete and deliver to the secretary at the meeting.  The Board of Directors is authorized to determine the form and content of the written ballot to be used for each shareholders meeting.  If a written ballot is properly completed and timely returned or delivered, the shares covered by the written ballot will be voted at the meeting in question in accordance with the specifications set out in the written ballot.

Breda's Second Amended and Restated Bylaws also provide for a ballot committee of six individuals, comprised of two shareholders appointed by the Board of Directors on an annual basis, an accountant from the accounting firm providing audit services to Breda, legal counsel as appointed by the Board of Directors, and two other shareholders.  The latter two shareholders appoint their own replacements for the next year, but if those shareholders do not designate their replacements, the Board of Directors may do so.  The ballot committee has sole control over the post office box, and is responsible for tabulating all of the voting by written ballots at each meeting.  The Board of Directors has determined that it is not necessary to include the accounting firm or Breda's legal counsel in the ballot process for the Meeting because there are only two nominees for the two director positions which need to be filled at the Meeting.

The results of the vote by the ballots have historically been determined prior to the meeting of the shareholders, and announced at the meeting.  Given this practice, Breda does not call for votes of the shareholders at any meeting, and no vote of the shareholders will accordingly be taken at the Meeting.  Shareholders are therefore strongly encouraged to timely mail their written ballots.  Shareholders will, however, be permitted to present their ballots at the Meeting in the envelopes provided by Breda, and if you attend the Meeting and desire to withdraw your ballot, you may do so by notifying the Secretary or another officer of Breda at the commencement of the Meeting.  You will then be provided with another ballot to complete and deliver to the Secretary at the Meeting.

No shareholder proposals will be able to be made or acted upon at the Meeting, and no shareholder action will be able to be taken at the Meeting other than action on the election of two directors and the ratification of the selection of Breda's independent auditor for 2010.

ELECTION OF DIRECTORS

The Board of Directors of Breda consists of seven members.  Each director is elected to a three year term and until his or her successor is elected, or until his or her death, resignation or removal.  The terms of office of the directors are staggered, so that three of the directors' terms expire in one year, two expire the next year, and two expire the following year.

Each director must be a Class A Common Stock shareholder, and a director will automatically cease to be a director if he or she ceases to hold any shares of the Class A Common Stock.  Each director must also be at least 18 years old.  No individual may serve more than three consecutive terms as a director, and if an individual has served for three consecutive terms as a director, that individual must be off the Board for at least one year before the individual can again be elected as a director.

The terms of two directors will expire at the Meeting, so one of the purposes of the Meeting is to elect two directors.  The nominees for those two director positions are identified below.

Breda's Second Amended and Restated Bylaws includes a nomination process for determining the nominees for election as directors of Breda that Breda has utilized since Breda was organized.  Under that process, an individual meeting the qualifications set forth in the preceding paragraphs can be nominated to serve as a director of Breda if any three or more Class A Common Stock shareholders nominate that individual and provide Breda with a signed nominating petition satisfactory to Breda by the time established by Breda.  The nominee must also provide Breda with a nominee statement acceptable to Breda by that same time.  An individual who meets the qualification requirements for a director and who is properly and timely nominated for election as a director will be presented as a nominee for election as a director at the next annual meeting of the shareholders.  Breda notified its shareholders by letter dated February 26, 2010, that any one wishing to nominate themselves or another Class A Common Stock shareholder to serve as a director needed to submit a nominating petition to Breda by no later than March 31, 2010, and that a shareholder could obtain a nominating petition by contacting Breda.  Two individuals were nominated to serve as a director through this process, and those individuals are identified below.

The Board anticipates that both of the nominees will be able to serve, if elected, but if either nominee is unable to serve at the time of election, any vote for that nominee will not be counted and will not be cast for the other nominee.

Directors Continuing in Office After the Meeting.
The following paragraphs provide some information regarding the directors whose term extends beyond the date of the Meeting.

Daniel Nieland.  Daniel Nieland has been a director of Breda since May, 2005.  His current term as a director will end at the annual shareholders meeting which will be held in 2011.  Mr. Nieland has also served as a director of each of Breda's subsidiaries since May, 2005.  Mr. Nieland has been the vice president of Breda and each of Breda's subsidiaries since June 10, 2008.  Mr. Nieland has been self-employed as a farmer since 1978.  He has served as a board member of Mt. Carmel Mutual Insurance Association in Breda, Iowa since 1988.  Mr. Nieland has served as a Carroll County Supervisor since January 2007.  Mr. Nieland is 53 years old.

Dean Schettler. Dean Schettler has been a director of Breda since May, 2008, and his current term as a director will end at the annual shareholders meeting which will be held in 2011.  Mr. Schettler has also served as a director of each of Breda's subsidiaries since May, 2008.  Mr. Schettler was a director of Breda and each of Breda's subsidiaries from April, 1997 until October 25, 2006.  He was the president of Breda and each of Breda's subsidiaries from May 11, 1998 through June 9, 2003, and he was the vice-president of Breda and each of Breda's subsidiaries from June 9, 2003 until June 14, 2005.  Mr. Schettler was employed by Pella Corporation in Carroll, Iowa from August, 1986 until April 27, 2007.  He was a moulder technician until August, 1997, and he was a production coordinator from that time until April, 2007.  Pella Corporation is a window and door manufacturer.  He has been the owner and president of Keystone Petroleum Products, LLC, dba Sheppy's Shortstop, in Breda, Iowa, since April 27, 2007.  Mr. Schettler is 57 years old.

Rick Anthofer.  Rick Anthofer has been a director of Breda since August, 2003.  His current term as a director will end at the annual meeting of the shareholders which will be held in 2012.  Mr. Anthofer has also served as a director of each of Breda's subsidiaries since August, 2003.  He has served as the treasurer of Breda and each of Breda’s subsidiaries since June 14, 2005.  Mr. Anthofer has been the vice-president of Breda Savings Bank in Breda, Iowa, since approximately September 15, 1999.  He was an agricultural and commercial loan officer and an assistant vice-president at Carroll County State Bank in Carroll, Iowa for approximately 13 years prior to that time.  Mr. Anthofer was a member of the Breda, Iowa City Council from 1988 until 2009.  Mr. Anthofer is 53 years old.

Dr. Daniel McDermott.  Dr. Daniel McDermott has been a director of Breda since May, 2009.  His current term as a director will end at the annual meeting of the shareholders which will be held in 2012.  Mr. McDermott has also served as a director of each of Breda's subsidiaries since May, 2009.  Mr. McDermott has been a veterinarian since 1981, and he is a former owner of Breda Lake View Vet Services.  Mr. McDermott is 56 years old.

Clifford Neumayer.  Clifford Neumayer has been a director of Breda since October, 2006.  His current term as a director will end at the annual meeting of the shareholders which will be held in 2012.  Mr. Neumayer has also served as a director of each of Breda's subsidiaries since October, 2006.  Mr. Neumayer was also a director of Breda and each of Breda’s subsidiaries from April, 1996 until May, 2005.  He was the vice-president of Breda and each of Breda’s subsidiaries from May 7, 1996 through June 9, 2003, and the president of Breda and each of Breda’s subsidiaries from June 9, 2003 until June 14, 2005.  Mr. Neumayer has been self-employed as a farmer since 1970.  Mr. Neumayer is 61 years old.

Directors Not Continuing In Office.

Charles (Chuck) Thatcher's term as a director of Breda will end at the Meeting.  If a person has served three consecutive terms as a director, that person must be off the Board for at least one year before the person can again be elected as a director.  Mr. Thatcher has served three consecutive terms as a director, so he must be off the Board for at least one year. Mr. Thatcher is therefore not eligible to be, and is not, a nominee for election as a director at the Meeting.

Mr. Thatcher has been a director of Breda since May, 2001.  As noted above, his current term as a director of Breda will end at the Meeting.  He has also served as a director of each of Breda's subsidiaries since May, 2001.  He has been the president of Breda and each of Breda’s subsidiaries since June 14, 2005.  Mr. Thatcher has been an owner of Midwest Wholesale Building Products in Carroll, Iowa for over 20 years.  Midwest Wholesale Building Products is a wholesaler/retailer of lumber, building products and materials.  Mr. Thatcher is 58 years old.

Nominees for Director.
The terms of two directors will expire at the Meeting, so two directors accordingly need to be elected at the Meeting.  The individuals who are elected to those director positions will serve until the annual shareholders meeting which will be held in 2013.  There are two nominees for those two director positions, and the following paragraphs provide some information regarding those nominees.

Neil Kanne.  Neil Kanne is one of the nominees for election as a director.  Mr. Kanne has been a director of Breda since May, 2004.  His current term as a director will end at the Meeting.  Mr. Kanne has also served as a director of each of Breda's subsidiaries since May, 2004.  Mr. Kanne has been the secretary of Breda and each of Breda's subsidiaries since October 30, 2006.  Mr. Kanne has been self-employed as a farmer since 1970.  Mr. Kanne is 63 years old.

David Grabner.  David Grabner is the other nominee for election as a director.  Mr. Grabner has been self-employed as an electrician for over 30 years.  He was also previously self-employed as a farmer.  Mr. Grabner was a director of Breda and each of Breda's subsidiaries from April, 1999 until May, 2008.  He was the treasurer of Breda and each of Breda's subsidiaries from June 11, 2001 until June 14, 2005.  He served as the vice president of Breda and each of Breda's subsidiaries from June 14, 2005 until June 10, 2008.  Mr. Grabner is 61 years old.

Directors of Breda's Subsidiaries.
The directors of Breda have historically also served as the directors for Breda's four direct and indirect wholly owned subsidiaries.  The nominees who are elected to serve as a director of Breda will accordingly also be elected by Breda or the applicable subsidiary of Breda to serve as a director of each of those four subsidiaries.

Director Independence.
The Board of Directors has determined that each of the directors, and the nominees for election as a director as set out in this Proxy Statement, meet the standards of independence under the Governance Guidelines and applicable NASDAQ stock market listing standards, including that each director and nominee for election as a director is free of any relationship that would interfere with his or her individual exercise of independent judgment.  Robert Buelt served as a director until May 21, 2009.  The Board of Directors has determined that Mr. Buelt also met the standards of independence set forth in the preceding sentence.

Director Qualifications.
Under new regulations adopted by the Securities and Exchange Commission, Breda is required to briefly discuss for each director and nominee for election as a director the specific experience, qualifications, attributes or skills that led to the conclusion that the person should serve as a director in light of Breda's business and structure, including information about the person's particular areas of expertise or other relevant qualifications.

As is noted in the section below entitled "Nominating Committee", Breda does not have a nominating committee, and the directors of Breda do not nominate or otherwise participate in the consideration of director nominees.  Rather, as set out in Breda's Second Amended and Restated Bylaws, all nominees for election as a director of Breda are selected by the Class A Common Stock shareholders, and any Class A Common Stock shareholder who is nominated in accordance with the procedures set out in the Second Amended and Restated Bylaws will be placed on the ballot and presented as a nominee for director to the Class A Common Stock shareholders.  The Board therefore does not itself make any determination or conclusion as to who should be a nominee for director or why any particular person should serve as a director.

The Board does believe, however, that each of the current directors and nominees for director have business experience through their ownership and/or operation of small to medium sized business enterprises through which they have obtained, to varying degrees, knowledge and experience regarding financial and operational matters, risk management and marketing issues and approaches and other general business and financial matters and issues.  Breda also believes the current directors and nominees have experience and knowledge about Breda's and its subsidiaries' businesses through their prior service as directors and officers of Breda.

Board Leadership Structure and Role in Risk Oversight.
The leadership structure of the Board during 2009 was established through the Board's election of officers, with those officers serving primarily as officers of the Board, and not for Breda as a whole or with respect to its operations or activities.  The officers during 2009 were as follows:  President - Charles Thatcher; Vice President - Daniel Nieland; Treasurer - Rick Anthofer; and Secretary - Neil Kanne.  Charles Thatcher's role and duties as president are commensurate with the role and duties normally associated with a chairman of the board, and Mr. Thatcher does not serve or act as the chief executive officer of Breda.

A quorum for a meeting of the Board consists of a majority of the total number of directors (which is seven), and the affirmative vote of a majority of the directors who are present at a meeting at which a quorum is present is necessary for the approval of any actions or votes taken by the Board.

The executive officers of Breda consist of the following:  Chief Executive Officer - Charles Deisbeck; Chief Operating Officer - Kevin Batcher; and Chief Financial Officer - Jane Morlok.  The executive officers each have experience in the industries in which Breda and its subsidiaries operate.

Breda believes the leadership structure of Breda is consistent with Breda's governing documents and is also appropriate because it is a sound corporate governance structure for Breda based on the attributes and experience of Breda's directors and executive officers.

The Board believes that the oversight and management of the risks associated with Breda's and its subsidiaries' businesses is primarily the responsibility of the executive officers and other management of Breda and its subsidiaries given, and as part of, their day-to-day oversight, operation and management of Breda's and its subsidiaries' businesses.  The Board does, however, monitor Breda's and its subsidiaries' risk management through the reporting processes which are in place with respect to the executive officers and other management and through the Board's participation in the establishment of, and monitoring of, various policies and practices which are designed with the goal of requiring the monitoring and review of the risks inherent in the assets and businesses of Breda and its subsidiaries.  Another goal of those reporting processes and policies and practices is to attempt to keep the Board current and to provide advance notice to Breda and the Board of any impending material risk related issues, including with respect to regulatory developments affecting Breda's revenues and issues with respect to financial matters, such as liquidity and the adequacy of Breda's capital and reserves.

Committees of the Board of Directors.

Audit Committee.  Breda does not have a separately-designated standing audit committee, and Breda's entire Board of Directors performs any functions that would otherwise be performed by an audit committee.

Breda's Board of Directors has determined that Breda does not have an audit committee financial expert, as that term is defined in Item 407(d)(5)(ii) of Regulation S-K, serving on the Board of Directors.  There are various factors which may contribute to the fact that Breda does not have an audit committee financial expert serving on its Board of Directors.  For example, although Breda is subject to the reporting requirements of the Securities Exchange Act of 1934, it is a relatively small company, and its corporate offices are located in a small, rural community in Iowa, both of which facts limit its ability to identify and to attract an audit committee financial expert.  Also, under Breda's governing documents, an individual can only be a director of Breda if the individual holds shares of the Class A Common Stock of Breda, and there are restrictions on who can hold shares of the Class A Common Stock.  There is therefore a limited pool of individuals who are even eligible to be considered for a director position with Breda.  There are also limitations on the number of shares which can be held by any shareholder.  For example, no shareholder may generally own more than 1% of the total issued and outstanding Class A Common Stock and/or Class B Common Stock, in whatever combination.  In addition, each Class A Common Stock shareholder is generally entitled to only one vote on each matter submitted to the shareholders, regardless of the number of shares of Class A Common Stock held by the shareholder.  Those restrictions may limit the number of individuals who desire to be a shareholder of Breda.  Further, all nominees for election as a director of Breda are nominated by the shareholders, and the shareholders may not take into consideration some of the particular issues that are raised or attempted to be addressed by the Securities Exchange Act of 1934 and its implementing regulations.  Breda's Board of Directors believes that all of these factors make it unlikely that Breda will have an audit committee financial expert serving on the Board of Directors in future years.

An audit committee report appears later in this Proxy Statement.

Nominating Committee.  Breda does not have a standing nominating committee of the Board of Directors or any committee performing similar functions.

The Board of Directors believes that it is appropriate for Breda to not have a standing nominating committee because Breda's Second Amended and Restated Bylaws provide for a shareholder nomination process for determining the nominees for election as a director of Breda that has been utilized by Breda since Breda was organized.  The process is described at the beginning of the ELECTION OF DIRECTORS section of this Proxy Statement.   The directors therefore do not, in their capacity as directors, participate in the consideration of director nominees, other than to perhaps at times confirm that the nominees have been properly and timely nominated and meet the qualification requirements for a director.  The latter determinations are, however, generally made by an officer of Breda.  A director may, however, in his or her capacity as a Class A Common Stock shareholder, nominate himself or herself or another Class A Common Stock shareholder for election as a director pursuant to the shareholder nomination process set out in Breda's Second Amended and Restated Bylaws.  As noted previously, Neil Kanne and David Grabner have been nominated for election as a director at the Meeting pursuant to the shareholder nomination process.

Compensation Committee.  Breda has a standing compensation committee comprised of three members of Breda's Board of Directors.  The members of the compensation committee are appointed annually by the Board of Directors at its annual organizational meeting, which is generally the next regularly scheduled meeting of the Board of Directors which is held after the annual shareholders meeting.

The compensation committee's role includes assisting the Board of Directors in establishing goals and objectives for its chief executive officer, chief operations officer and chief financial officer, and, after reviewing the results of the performance of those officers, to recommend their salary, annual bonus and other compensation to the Board of Directors for approval.  The chief executive officer also provides input and recommendations with respect to the salary and bonus of the chief operations officer and the chief financial officer.  The compensation committee does not have the authority to establish the compensation of any of the executive officers, with the ultimate decision on all such matters to be made by the Board of Directors.

Breda operates in a competitive and rapidly evolving industry.  The key objectives of Breda's compensation program are to attract, motivate and retain executive officers with the abilities and background to promote Breda's success.  Breda currently seeks to achieve its objectives by providing its executive officers with competitive cash compensation through salary, annual bonus and contributions by Breda to Breda's defined benefit retirement and security program which is sponsored by the National Telephone Cooperative Association.

The base salaries for the chief executive officer, chief operations officer and chief financial officer are determined based on the terms of Breda's employment agreements with those officers and a variety of other factors, including their scope of responsibilities, market competitive assessments of similar roles at other similarly situated companies, and general performance.  The base salaries of the chief executive officer, chief operations officer and chief financial officer are fixed on an annual basis, and are not tied to the achievement of any specific performance goals or requirements for any fiscal year.  The base salaries of the chief executive officer, the chief operations officer and the chief financial officer are reviewed annually, generally in July.

The chief executive officer, chief operations officer and chief financial officer also have the opportunity to earn an annual bonus.  There are currently no set guidelines for determining whether a bonus will be paid or for the amount of any bonus, but the bonus will likely be based on a variety of factors, including a list of goals and objectives that must be achieved by the officer and by Breda.  The bonus program is administered annually, with payments generally made in July.

The salary and bonus amounts are subject to approval by the Board of Directors.  The Board of Directors did not modify or reject in any material way any recommendations of the compensation committee with respect to the salary and bonus payable to the chief executive officer, chief operations officer and chief financial officer for 2009.

The compensation committee does not have the authority to delegate any of its authority to any other persons or to retain any compensation consultants for purposes of determining or recommending the amount or form of any executive compensation.  No compensation consultants were retained or otherwise utilized in connection with establishing the compensation of the executive officers or directors of Breda for 2009.

The compensation committee does not have a charter.

The members of the compensation committee that were appointed in July, 2008 were Robert Buelt, Neil Kanne and Rick Anthofer.  The full Board of Directors assumed the role of the compensation committee in June, 2009.  The compensation committee as appointed in July, 2008 held one committee meeting during 2008 and 2009, and the Board of Directors held two meetings in 2009 and 2010 (through April 1, 2010) in its role as the compensation committee.

The compensation committee does not participate in the establishment of, or make any recommendations regarding, the compensation of Breda's directors.  The compensation of the directors is established solely by the Board of Directors.

Meetings of the Board of Directors; Attendance at Shareholder Annual Meetings.
The Board of Directors held a total of 15 meetings (including regularly scheduled and special meetings) during 2009.  During 2009, each director attended at least 75% of the aggregate of (1) the total number of meetings of the Board of Directors which were held during the period the director served as a director, and (2) the total number of meetings held by any committees of the Board of Directors on which the director served during the period that the director served on the committee.

Breda does not have any formal policy with regard to directors' attendance at annual meetings of the shareholders.  Breda does, however, encourage all of its directors to attend the annual meeting of shareholders, and all of the directors attended the annual shareholders meeting for 2009.

Shareholder Communications to the Board of Directors.
Breda's Second Amended and Restated Bylaws provide that any shareholder desiring to send a communication to the Board of Directors may do so in writing by either delivering the writing to Breda's principal office, currently at 112 East Main, P.O. Box 190, Breda, Iowa 51436, or by mailing the writing to Breda's principal office, in either case, to the attention of the President of Breda.  Breda will send a copy of each such writing directly to each director.

Executive Officers of Breda.
The executive officers of Breda are elected annually by the Board of Directors at its annual organizational meeting, and hold office until the next annual organizational meeting of the Board of Directors and until their respective successors are chosen or until their death, resignation or removal.  The annual organizational meeting of the Board of Directors is the first regularly scheduled meeting of the Board of Directors which is held after the annual shareholders meeting.  Each officer, other than the chief executive officer, the chief operations officer and the chief financial officer, must also be a director of Breda.

The officers of Breda have historically also served as the officers for each of Breda's four direct and indirect wholly owned subsidiaries.

The president, vice-president, treasurer and secretary of Breda as of the time of the mailing of this Proxy Statement are identified in the above discussion of the directors and nominees for director of Breda.  Breda does not have any written employment agreements with any of those officers.  Breda's chief executive officer, chief operations officer and chief financial officer are discussed in the following section of this Proxy Statement.

SIGNIFICANT EMPLOYEES

Breda had four employees who made a significant contribution to Breda's business in 2009, and those employees are as follows:

Name	Age	Position

Steve Frickenstein	58	Chief Executive Officer (until June 30, 2009)

Charles Deisbeck	43	Chief Operations Officer (until June 30, 2009) Chief Executive Officer (commencing July 1, 2009)

Kevin Batcher	42	Chief Operating Officer (commencing July 1, 2009)

Jane Morlok	56	Chief Financial Officer

Mr. Frickenstein was the chief executive officer of Breda from July 1, 2006 until June 30, 2009, at which time Mr. Frickenstein retired and ceased to serve as Breda's chief executive officer.  Mr. Frickenstein served as a general manager of construction support for AT&T from May 1, 2000 through July 22, 2005.  He provided various consulting services to Breda during the period of January, 2006 to June, 2006.  Mr. Frickenstein had 36 years of experience in the telecommunications industry, and he began his career as a lineman for Illinois Bell.  He also had assignments in Europe and with Bell Labs in New Jersey.

Mr. Deisbeck served as the chief operations officer of Breda from July 1, 2006 until July 1, 2009, at which time Mr. Deisbeck became the chief executive officer of Breda, filling the vacancy in that position that was created by Mr. Frickenstein's retirement.  Mr. Deisbeck was an operations manager at Choice One Communications in Milwaukee, Wisconsin, from September, 2000, to October, 2002.  He served as the operations manager at Red River Telephone Company in Abercrombie, North Dakota, from October, 2002, until June 30, 2006.  He has held various plant operations positions in the telecommunications industry since 1988.

Mr. Batcher became the chief operations officer of Breda on July 1, 2009, filling the vacancy in that position that was created when Charles Deisbeck became the chief executive officer of Breda.  Mr. Batcher was the Director of Operations at One Communications, formerly Choice One Communications, in Milwaukee, Wisconsin, from 2004 until May 31, 2009.  From 1999 to 2002, he was a Lead Field Services Technician for Choice One Communications, before becoming its Operations Manager from 2002 to 2004.  Mr. Batcher has held various data and informational technology management positions since 1998.

Ms. Morlok was the chief financial officer and co-chief executive officer of Breda from March 20, 1998 to July 1, 2006.  She also served as Breda's interim chief executive officer from April 11, 2006 until July 1, 2006.  Her title since July, 2006 has been chief financial officer.

COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

Compensation of Executive Officers

The following summary compensation table shows the compensation paid by Breda to Steve Frickenstein, Charles Deisbeck, Kevin Batcher and Jane Morlok, Breda's chief executive officer, chief operations officer and chief financial officer, respectively, during the 2008 and 2009 fiscal years.

2008 and 2009 Summary Compensation Table

Name and Principal Position	Year	Salary	Bonus	All Other Compensation	Total

Steve Frickenstein,	2009	$81,178	$18,828	$7,027	$107,033
Chief Executive Officer (until June 30, 2009	2008	$142,622	$23,903	$15,948	$182,473

Charles Deisbeck,	2009	$120,866	$13,947	$29,670	$164,483
Chief Operations Officer (until June 30, 2009) and Chief Executive Officer (commencing July 1, 2009)	2008	$105,654	$18,749	$30,176	$154,579

Kevin Batcher, Chief Operations Officer (commencing July 1, 2009)	2009	$56,136	$-0-	$8,750	$64,886

Jane Morlok,	2009	$100,103	$12,830	$23,564	$136,497
Chief Financial Officer	2008	$97,195	$17,248	$25,445	$139,887

As noted in the above table, there were changes in Breda's executive officers at the end of June, 2009.  Kevin Batcher was not employed by Breda or any of its subsidiaries prior to June 1, 2009, so no compensation information is provided for him for 2008.

The "Salary" column in the summary compensation table includes contributions by the officer of 3% of the annual gross salary of the officer pursuant to Breda's defined benefit retirement and security program, which is sponsored by the National Telephone Cooperative Association.  As a condition to participation in that program, participants must contribute a minimum of 3% of their annual gross salary.  Mr. Batcher did not meet the eligibility requirements to participate in this program during 2009.

The "All Other Compensation" column in the above summary compensation table includes contributions by Breda to the defined benefit retirement and security program on behalf of the officer in an amount equal to 9.0% of the officer's annual gross salary.  Breda was also required to contribute a 2.32% surcharge on the officer's annual gross salary into the defined benefit retirement and security program for plan years 2004 through 2007 in order to meet current and projected funding requirements.  Mr. Frickenstein did not participate in the defined benefit retirement security program.

The "All Other Compensation" column in the above summary compensation table also includes the following:

•	A long term disability contribution based on a combination of fixed percentages times premiums for medical/dental and group life; AD&D and the R&S retirement plan, as well as adjustments for the exclusionary period of the long term disability plan and Breda’s selection of waived benefits options on the plan;
•	Premiums on health, life and accidental death and dismemberment insurance, and health insurance premiums and deductible reimbursements;
•	For 2008, payments from a fund established by Breda based upon sales of cell phones;
•	A yearly clothing allowance; and
•	The estimated yearly value of local telephone service, basic cable service, and internet access service is provided by Breda or its subsidiaries at no cost, or reduced cost, to the officer. The estimated yearly value of those services as of December 31, 2009 was as follows: (i) local telephone service - $270-$288; (ii) basic cable service -$0-$305.40; and (iii) internet access -$359.88-$479.88.

Breda adopted the Retirement and Security Program of the National Telecommunications Cooperative Association and its member systems on January 1, 1980.  The program is a defined benefit pension plan which is among the 600 largest pension plans in the United States, and the pension benefits are insured to established limits by the Pension Benefit Guaranty Corporation in the event that the entire program terminates.  The benefits under the program are determined under a formula that takes into consideration the retiree’s age, highest five years of compensation, years of service, annual accruals, and actuarial factors.  The benefit is then expressed as an annuity beginning at retirement age.  A lump sum benefit payable under the program would be the actuarial equivalent present value of the annuity.

Breda's contribution is 9.0% of the employee's annual gross salary, of which 1.7% purchases a pre-retirement death benefit.  Breda was also required to contribute a 2.32% surcharge on the employee’s annual gross salary into the defined benefit retirement and security program for plan years 2004 through 2007 in order to meet current and projected funding requirements.  The employee contribution is 3% of the employee's annual gross salary.

An employee who completes 1,000 hours of service and meets certain other eligibility requirements may begin participation on the closest of the following dates:  January 1st, April 1st, July 1st or October 1st.

The terms of Breda's employment agreements with Mr. Deisbeck, Mr. Batcher and Ms. Morlok include the possibility of a severance payment if Breda terminates the employment agreement without cause, as follows:

•
If Breda terminates its employment agreement with Mr. Deisbeck without cause, Mr. Deisbeck will be paid a severance allowance on the date of termination in an amount equal to one year of pay or the amount remaining to be paid under his employment agreement, whichever is less.

•
If Breda terminates its employment agreement with Mr. Batcher without cause, Mr. Batcher will be paid a severance allowance on the date of termination in an amount equal to one year of pay or the amount remaining to be paid under his employment agreement, whichever is less.

•
If Breda terminates its employment agreement with Ms. Morlok without cause, Ms. Morlok will be paid on the date of termination a payment equal to one year of pay or the amount remaining to be paid under her employment agreement, whichever is less.

The terms of Breda's employment agreements with Mr. Deisbeck, Mr. Batcher and Ms. Morlok include the possibility of a bonus.  There is no set formula or method for determining the bonuses, and the determination of whether a bonus will be paid, and, if so, the amount of the bonus, will be made by the Board of Directors based on such factors as are determined appropriate by the Board of Directors.  Mr. Deisbeck will participate in the determination of whether a bonus will be paid to Mr. Batcher and Ms. Morlok, and, if so, the amount of the bonus, but the Board of Directors will make the final decision on those matters.

Charles Thatcher is the president of Breda.  No information is provided for Mr. Thatcher in the summary compensation table because he does not receive compensation in his capacity as the president of Breda.  Mr. Thatcher does receive compensation for his services as a director of Breda.  The compensation payable to directors is discussed below.

Compensation of the Board of Directors.

The following director compensation table shows the compensation paid by Breda to the directors of Breda during 2009.

2009 Director Compensation Table

Name	Fees Earned or Paid in Cash	All Other Compensation1	Total

Charles Thatcher	$5,550	$893	$6,443
Rick Anthofer	$4,350	$1,140	$5,490
Neil Kanne	$5,100	$824	$5,924
Daniel Nieland	$4,325	$750	$5,075
Clifford Neumayer	$5,200	$806	$6,006
Robert Buelt2	$1,800	$440	$2,240
Dean Schettler	$4,450	$1,079	$5,529
Daniel McDermott3	$2,350	$702	$3,052

1
The directors can receive dial-up or high-speed Internet access, cable TV service, and local telephone service from Breda or one of its subsidiaries at no cost, or reduced cost.  The estimated yearly value of dial-up and high-speed Internet access as of December 31, 2009 was, respectively, $263.40 and $575.88.  The estimated yearly value of local telephone service as of December 31, 2009 was between $228-$246, and cable TV service was approximately $305.

2	Robert Buelt was a director until May 21, 2009.
3	Daniel McDermott became a director on May 21, 2009.

Since October, 2006, all of Breda’s directors have received $200 for each regular, special and conference call meeting of the Board of Directors.  The directors received $150 for each such meeting from June, 2003 through May, 2005, and $175 from June, 2005 through September, 2006.  The secretary, treasurer and the vice president of Breda also currently receive an additional $25 for each regular, special and conference call meeting of the Board of Directors, and the president of Breda receives an additional $100 per meeting.  Those payments are, however, made to those individuals in their capacities as directors, and are based upon their additional duties at meetings of the Board of Directors

Since June, 2008, all of Breda's directors have received $250 per day for attending all day industry meetings related to Breda's or its subsidiaries' businesses.  The meetings are not generally formal meetings of the Board of Directors, but the meetings are attended by the directors in their capacity as a director of Breda.  The directors received $150 per day for each all day industry meeting from June, 2001 through May, 2005; $175 from June, 2005 through September, 2006; and $200 from October 2006 through May, 2008

Since October, 2006, all of Breda's directors have received $200 for each outside meeting attended by a director which lasts over three hours.  The directors receive one-half of their regular meeting rate for each outside meeting which lasts less than three hours.  Outside meetings are not formal meetings of the Board of Directors, and some examples of outside meetings are conventions and city council meetings and meetings for purposes of ballot counting.  The directors received $150 for each such outside meeting from June, 2001 through May, 2005, and $175 from June, 2005 through September, 2006.

Since October, 2006, directors who serve on a committee have received $200 for each committee meeting which does not coincide with another meeting of the Board of Directors.  The directors received $150 for each such committee meeting from October, 2001 through May, 2005, and $175 from June, 2005 through September, 2006.

Breda's directors are also reimbursed for mileage and for any expenses incurred by them on account of attendance at any meeting of the Board of Directors or other meetings attended by them in their capacity as a director of Breda.  The above director compensation table does not include amounts which were reimbursements to a director.

The compensation of the directors is established solely by the Board of Directors.

SECURITY OWNERSHIP OF MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of Breda's Class A Common Stock and Class B Common Stock as of April 15, 2010 by the following individuals:

•	Breda's directors;
•	Breda's officers;
•	Each nominee for election as a director at the Meeting; and
•	Breda's directors and officers as a group.

Neil Kanne and David Grabner are the nominees for the two director positions which are to be filled at the Meeting.  Mr. Kanne is an incumbent director, and he is not separately designated as a nominee for election as a director in the following table.

Breda had 30,851 outstanding shares on April 15, 2010.

Security Ownership Table
Title of Class	Name of Beneficial Owner	Amount and Nature of Beneficial Ownership1	Percent of Class

Series 1 and Series 2 Class A Common Stock	Charles Thatcher, Director and President	422.136%

Series 2 Class A Common Stock	Daniel Nieland, Director and Vice-President	2.006%

Series 2 Class A Common Stock	Rick Anthofer, Director and Treasurer	53.172%

Series 2 Class A Common Stock	Neil Kanne, Director and Secretary	43.013%

Series 3 Class A Common Stock	Dean Schettler, Director	2.006%

Series 1 and Series 2 Class A Common Stock	Clifford Neumayer, Director	1864	.603%

Series 3 Class A Common Stock	Dr. Daniel McDermott, Director	1195	.386%

Series 2 Class A Common Stock	David Grabner, Nominee for election as a Director	556.178%

All directors and officers as a group (7 persons)	408	1.32%

1	Unless otherwise indicated by a footnote, all of the shares are directly owned by the listed individual and are not pledged as security by the listed individual.
2	Sixteen of these shares are held by Mr. Thatcher's spouse. Twenty-five shares are shares of the Series 1 Class A Common Stock. All of the other shares are Series 2 Class A Common Stock.
3	Two of these shares are held by Mr. Kanne's spouse.
4	Five of these shares are held by Mr. Neumayer's spouse and are shares of the Series 1 Class A Common Stock.
5	Fifty of these shares are held by Mr. McDermott's spouse.
6	One of these shares is held by Mr. Grabner's spouse.

Charles Deisbeck, Kevin Batcher and Jane Morlok are employed as, respectively, Breda's chief executive officer, chief operations officer and chief financial officer.  None of them own any shares of Class A Common Stock or Class B Common Stock.  Steve Frickenstein was the chief executive officer during part of 2009.  Mr. Frickenstein does not own any shares of Class A Common Stock or Class B Common Stock.

To Breda's knowledge, as of the mailing of this Proxy Statement:

•
No person or group was the beneficial owner of more than 5% of the outstanding Class A Common Stock or Class B Common Stock, and no person or group held more than 5% of the outstanding Class A Common Stock or Class B Common Stock pursuant to any voting trust or similar agreement; and

•	There were no arrangements, including any pledge of Class A Common Stock or Class B Common Stock by any person, the operation of which may at a subsequent date result in a change in control of Breda.

RATIFICATION OF SELECTION OF INDEPENDENT AUDITOR

The Board of Directors has selected Kiesling Associates LLP as Breda's independent auditor for the fiscal year ending December 31, 2010, and the Board is asking the shareholders to ratify that selection.  Kiesling Associates LLP has served as Breda's independent auditor since 1998.  Although the engagement, retention and supervision of Breda's independent auditor is within the authority of the Board of Directors, the Board considers the selection of the independent auditor to be an important matter of shareholder concern and is submitting the selection of Kiesling Associates LLP for ratification by the shareholders as a matter of good corporate practice.

The Board of Directors is not aware of any direct or material indirect financial interests of Kiesling Associates LLP in Breda or any of Breda's subsidiaries.

If a quorum exists for the Meeting, the ratification of the selection of Kiesling Associates LLP as Breda's independent auditor will be approved if the votes cast favoring the action exceed the votes cast opposing the action.

Representatives of Kiesling Associates LLP are not expected to be present at the Meeting.  If one or more representatives of Kiesling Associates LLP do attend the Meeting, however, the representatives will have the opportunity to make a statement at the Meeting, if they desire to do so, and will be available to respond to appropriate questions.

DISCLOSURE OF INDEPENDENT AUDITOR FEES

The following paragraphs describe the aggregate fees that were billed to Breda by Kiesling Associates LLP for the fiscal years ended December 31, 2008 and December 31, 2009.

Audit Fees.
Breda was billed $33,519 and $49,650 for, respectively, the fiscal years ended December 31, 2008 and December 31, 2009 for the audit of Breda's annual financial statements and review of the financial statements included in Breda's quarterly reports on Form 10-Q or services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements for those two fiscal years.

Audit Related Fees.
Breda was billed $11,921 and $8,821 for, respectively, the fiscal years ended December 31, 2008 and December 31, 2009 for assurance and related services that were reasonably related to the performance of the audit or review of Breda's financial statements and which are not reported under "Audit Fees" above.  The nature of those services was compliance, assurance and review work in connection with SEC filings.

Tax Fees.
Breda was billed $4,900 and $4,900 for, respectively, the fiscal years ended December 31, 2008 and December 31, 2009 for tax compliance, tax advice and tax planning services.  The nature of those services was tax return and estimated tax preparation work.

All Other Fees.
Breda was billed $2,900 and $3,600 for, respectively, the fiscal years ended December 31, 2008 and December 31, 2009 for products and services which are not described under "Audit Fees", "Audit Related Fees" or "Tax Fees" above.   The nature of those products and services was consulting on industry related issues.

Each specific, one-time engagement of Kiesling Associates LLP is approved by the Board of Directors of Breda.  The Board of Directors pre-approves on a quarterly basis a budget for the provision of services, such as industry consulting, accounting seminars or tariff consulting, by non-audit personnel of Kiesling Associates LLP.

AUDIT COMMITTEE REPORT

As previously noted in this Proxy Statement, Breda does not have a separately-designated standing audit committee of the Board of Directors, and Breda's entire Board of Directors performs any functions that would otherwise be performed by a separately-designated standing audit committee.  Breda's Board of Directors has not adopted a written charter with respect to the Board of Directors' performance of audit committee type functions.

The general function performed by the Board of Directors in its role as an audit committee is to oversee the quality and integrity of the accounting, auditing and financial reporting practices of Breda.  The Board of Directors' role in performing the functions of an audit committee includes overseeing the audit of Breda's financial statements and the performance of Breda's internal accounting and financial reporting and internal auditing processes, and discussing with management Breda's processes to manage business and financial risk.  The role of the Board of Directors in performing the functions of an audit committee also includes the appointment, compensation, retention and oversight of the independent auditor engaged to prepare and issue audit reports on Breda's financial statements.

The Board of Directors relies on the expertise and knowledge of management and Breda's independent auditor in carrying out its oversight responsibilities.  For example, management is responsible for the preparation, presentation and integrity of Breda's financial statements, accounting and financial reporting principles, internal control over financial reporting, and disclosure controls and procedures designed to ensure compliance with accounting standards, applicable laws and regulations.  Management is also responsible for objectively reviewing and evaluating the adequacy, effectiveness and quality of Breda's system of internal control.  Breda's independent auditor, Kiesling Associates LLP, is responsible for performing an independent audit of the financial statements and expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States.

The Board of Directors has reviewed and discussed Breda's audited financial statements and related footnotes for the year ended December 31, 2009, and the independent auditor's report on those financial statements, with management of Breda and with Kiesling Associates LLP, Breda's independent auditor.  The Board of Directors has also discussed with Kiesling Associates LLP the matters required to be discussed by the statement on Auditing Standards No. 61, as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3200T.  The Board of Directors has also received the written disclosures and the letter from Kiesling Associates LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding Kiesling Associates LLP's communications with the Board of Directors concerning independence, and has discussed with Kiesling Associates LLP that firm's independence.

Based on the review and the discussions referred to in the preceding paragraph, the Board of Directors determined that Breda's audited financial statements be included in Breda's Annual Report on Form 10-K for the year ended December 31, 2009 for filing with the Securities and Exchange Commission.

The name of each director of Breda is as follows:

Daniel Nieland                                                                        Daniel McDermott
Clifford Neumayer                                                                 Charles Thatcher
Dean Schettler                                                                        Rick Anthofer
Neil Kanne

SHAREHOLDER PROPOSALS FOR 2011 ANNUAL MEETING

Breda currently anticipates holding the annual shareholders meeting for 2011 in May or June of 2011.

In order for a proposal of any shareholder pursuant to the procedures prescribed in Rule 14a-8 under the Securities Exchange Act of 1934 to be presented for inclusion in Breda's proxy materials for the annual meeting of shareholders to be held in 2011, the proposal must be received at Breda's principal executive office by no later than the close of business on January 2, 2011.  Any proposal will need to comply with the regulations of the Securities and Exchange Commission regarding the inclusion of shareholder proposals in Breda's proxy materials.  As the rules of the Securities and Exchange Commission make clear, simply submitting a proposal does not guarantee that it will be included in Breda's proxy materials.

Any shareholder proposal, other than with respect to a nominee for election as a director, which is submitted outside the processes of Rule 14a-8 shall be considered untimely unless received at Breda's principal executive office by no later than March 17, 2011.

As discussed in the "ELECTION OF DIRECTORS" section of this Proxy Statement, Breda has a nomination process where any three or more Class A Common Stock shareholders can nominate an individual for election as a director of Breda.  Breda currently intends to notify its shareholders in February, 2011 that anyone wishing to nominate themselves to serve as a director, or another Class A Common Stock shareholder to serve as a director, will need to submit a nomination petition and the related nominee statement to Breda by no later than March 31, 2011.

A shareholder who wishes to submit a proposal or a nomination petition is encouraged to seek independent counsel about the requirements of the Securities and Exchange Commission and under the governing documents of Breda.

All proposals and nomination petitions should be directed to Breda at Breda's principal executive office located at 112 E. Main, P.O. Box 190, Breda, Iowa, to the attention of Breda's President.  Breda suggests that proposals be sent by certified mail, return receipt requested, or by another means which can establish proof of the date of delivery.

OTHER MATTERS

The Board of Directors does not intend to bring any matters before the shareholders for action at the Meeting other than the two matters noted in this Proxy Statement.  Also, as discussed in the Section above entitled "VOTING SECURITIES," given the requirement that all voting by the shareholders must be by written ballots which have been mailed to the shareholders prior to the meeting at which the action is to be taken, no other matters can be properly acted upon by the shareholders at the Meeting.

A copy of the 2009 Annual Report to Shareholders is mailed to shareholders together with this Proxy Statement.  The 2009 Annual Report is not incorporated in this Proxy Statement and is not to be considered proxy soliciting material.

By order of the Board of Directors,

/s/Neil Kanne
Neil Kanne
Secretary

Breda, Iowa
May 3, 2010

BREDA TELEPHONE CORP.
BALLOT

This Ballot is provided to you as a shareholder of Breda Telephone Corp. ("Breda") in connection with the annual meeting of the shareholders which will be held on May 25, 2010, commencing at 6:30 p.m., at the Breda Legion Hall, 208 Main, Breda, Iowa, and any adjournment or postponement thereof.  If you need directions to the Breda Legion Hall, please call Breda at (712) 673-2311.

The shares held by you will be voted in accordance with your specifications provided in this Ballot if this Ballot is properly completed and timely returned to Breda.  You must complete and date this Ballot and place it in the enclosed envelope marked "Ballot".  You must then place the sealed ballot envelope in the other enclosed self-addressed, stamped envelope which has the control number on it.  You must mail this Ballot so that it will be received at the Carroll post office box noted on the control number envelope by no later than 3:00 p.m. on May 25, 2010, or you can deliver this Ballot in person at the meeting.  If you mail this Ballot and attend the meeting and desire to change your vote from that indicated on this Ballot, you may do so by notifying the Secretary or another officer of Breda at the commencement of the meeting and you will be provided with another ballot to complete and deliver to the Secretary at the meeting.

This Ballot is solicited on behalf of the Board of Directors of Breda, and is being provided to you by Breda in accordance with the Second Amended and Restated Bylaws of Breda.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on May 25, 2010.

The Proxy Statement and 2009 Annual Report are available at www.westianet.com under the "Company" section of that website.

There are two director positions to be filled and there are two nominees to fill those positions.  If you do not vote for a particular nominee and this Ballot is otherwise properly completed and received, it will be deemed that you have withheld voting in favor of that nominee, but your vote for the other nominee will still be counted.  If you do not vote for either of the nominees and this Ballot is otherwise properly completed and received, it will be deemed that you have withheld voting in favor of both of the nominees.

Election of Directors
I hereby vote FOR the following nominees for director.  (TO VOTE FOR A NOMINEE,  PLACE AN "X" IN THE BOX BY THE NAME OF THE NOMINEE)

☐ Neil Kanne                                                               ☐ David Grabner

Ratification of Selection of Independent Auditor
I hereby vote as follows with respect to the ratification of the selection of Kiesling Associates LLP to act as the independent auditor for Breda during 2010.  (PLACE AN "X" IN THE BOX WHICH SETS OUT HOW YOU WANT TO VOTE ON THIS MATTER)

☐ For                                ☐ Against                               ☐ Abstain

A shareholder abstaining will be counted for quorum purposes, but the shares of the shareholder will not be counted as votes cast for or against the ratification of the selection of the independent auditor.

Dated: __________________, 2010.